Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2022 RESULTS

●	First quarter comparable store sales growth of 4.8%, two-year stack increase of 29.6%
●	34.4% two-year compounded growth in first quarter diluted earnings per share
●	CFO transition plan announced

Springfield, MO, April 27, 2022 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue for its first quarter ended March 31, 2022, and announced the transition plan for Tom McFall, Executive Vice President and CFO.

1st Quarter Financial Results

Greg Johnson, O’Reilly’s President and CEO, commented, “We are pleased to report another profitable quarter, highlighted by a 4.8% increase in comparable store sales, which is on top of the record 24.8% comparable store sales growth we delivered in the first quarter last year, resulting in an incredible comparable store sales two-year stacked increase of 29.6%.  Historically, our first quarter can be volatile, as we see weather impacts from winter conditions early in the quarter and the timing of the onset of spring at the end.  This year was no exception, and we saw choppiness in our business that coincided with inclement weather at the beginning of our quarter and the slow start to spring, along with other macroeconomic pressures.  However, we continue to be pleased with the core, underlying strength of our business and our solid first quarter comparable store sales results, which, on top of last year’s performance, are clear indicators of our Team’s ability to grow our business and take market share.  During the quarter, we launched our professional pricing initiative, which created the expected pressure on gross profit, and our Teams continue to effectively manage the ongoing inflationary cost pressures.  I would like to thank each of our over 84,000 Team Members in the U.S. and Mexico for their relentless focus on providing unsurpassed levels of customer service, and their ongoing efforts continue to drive profitable growth.”

Sales for the first quarter ended March 31, 2022, increased $205 million, or 7%, to $3.30 billion from $3.09 billion for the same period one year ago.  Gross profit for the first quarter increased 4% to $1.71 billion (or 51.8% of sales) from $1.64 billion (or 53.1% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the first quarter increased 9% to $1.04 billion (or 31.5% of sales) from $950 million (or 30.7% of sales) for the same period one year ago.  Operating income for the first quarter decreased 3% to $670 million (or 20.3% of sales) from $691 million (or 22.4% of sales) for the same period one year ago.

Net income for the first quarter ended March 31, 2022, decreased $20 million, or 4%, to $482 million (or 14.6% of sales) from $502 million (or 16.2% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter increased 2% to $7.17 on 67 million shares versus $7.06 on 71 million shares for the same period one year ago.

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 4.8% for the first quarter ended March 31, 2022, on top of 24.8% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2022, the Company repurchased 1.2 million shares of its common stock, at an average price per share of $664.15, for a total investment of $775 million.  Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.2 million shares of its common stock, at an average price per share of $694.70, for a total investment of $106 million.  The Company has repurchased a total of 86.9 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $202.88, for a total aggregate investment of $17.63 billion.  As of the date of this release, the Company had approximately $1.12 billion remaining under its current share repurchase authorization.

Full-Year 2022 Guidance

The table below outlines the Company’s unchanged guidance for selected full-year 2022 financial data:

For the Year Ending
December 31, 2022
Comparable store sales	5% to 7%
Total revenue	$14.2 billion to $14.5 billion
Gross profit as a percentage of sales	50.8% to 51.3%
Operating income as a percentage of sales	20.6% to 21.1%
Effective income tax rate	23.2%
Diluted earnings per share (1)	$32.35 to $32.85
Net cash provided by operating activities	$2.1 billion to $2.5 billion
Capital expenditures	$650 million to $750 million
Free cash flow (2)	$1.3 billion to $1.6 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2022
Net cash provided by operating activities		$2,080	to	$2,500
Less:	Capital expenditures	650	to	750
	Excess tax benefit from share-based compensation payments	10	to	20
	Investment in tax credit equity investments	120	to	130
Free cash flow		$1,300	to	$1,600

Executive Leadership Transition

Effective May 9, 2022, Tom McFall, O’Reilly’s Executive Vice President and Chief Financial Officer, will step down as Chief Financial Officer and continue his employment with the Company in the role of Executive Vice President, and at that time, Jeremy Fletcher, O’Reilly’s Senior Vice President of Finance and Controller, will be promoted to the position of Executive Vice President and Chief Financial Officer.

“After 16 years of dedicated service, Tom has communicated his desire to transition into a different role with the Company,” Mr. Johnson stated.  “Tom has provided exceptional leadership to our Company since joining Team O’Reilly in 2006, and we are pleased he will continue to provide valuable guidance and mentorship as he shifts to this new role.  Tom will retain his existing responsibilities in the areas of Information Technology, Real Estate, Legal and Risk Management, and will continue to provide key strategic and executive leadership.  Succession planning has always been an important component of our Culture, and Tom has done an extraordinary job preparing Jeremy for his new role.”

Mr. McFall commented, “It has been a privilege to have been a part of our success over the past 16 years, and I am very excited to continue my career with O’Reilly in a different role.  Our consistent and profitable growth is the result of our Team working together and continually striving for the next level of success.  During my entire tenure as CFO, Jeremy and I have worked very closely together, and he has been a trusted partner and advisor.  I am highly confident in his ability to successfully transition into his new role and, along with our long-tenured executive management team, build on the Company’s impressive record of 29 consecutive years of comparable stores sales growth and record operating income.”

About Jeremy Fletcher

Mr. Fletcher, age 45, has been an O’Reilly Team Member for 16 years.  Upon joining the Company in 2005, Mr. Fletcher served as Financial Reporting and Budgeting Manager and progressed through the roles of Director of Finance, Vice President of Finance and Controller and has served in his current role as Senior Vice President of Finance and Controller for over five years.  Prior to joining O’Reilly, Mr. Fletcher worked as a Certified Public Accountant in public practice and in a financial reporting and planning role for a Fortune 1000 corporation.  In his new role as Executive Vice President and Chief Financial Officer, Mr. Fletcher will assume full responsibility for all Finance, Accounting and Treasury functions for the Company.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 28, 2022, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (404) 400-0571 and the conference call identification number is 11611896#.  A replay of the conference call will be available on the Company’s website through Thursday, April 27, 2023.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of March 31, 2022, the Company operated 5,811 stores in 47 U.S. states and 27 stores in Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2021, and subsequent Securities and Exchange Commission filings for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2022	March 31, 2021	December 31, 2021
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$191,546	$610,880	$362,113
Accounts receivable, net	305,358	265,914	272,562
Amounts receivable from suppliers	99,016	114,697	113,112
Inventory	3,845,881	3,622,201	3,686,383
Other current assets	81,580	73,947	70,092
Total current assets	4,523,381	4,687,639	4,504,262

Property and equipment, at cost	7,046,707	6,651,068	6,948,038
Less: accumulated depreciation and amortization	2,810,080	2,538,171	2,734,523
Net property and equipment	4,236,627	4,112,897	4,213,515

Operating lease, right-of-use assets	1,976,018	2,041,096	1,982,478
Goodwill	881,773	879,466	879,340
Other assets, net	142,590	129,789	139,112
Total assets	$11,760,389	$11,850,887	$11,718,707

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$4,943,283	$4,318,462	$4,695,312
Self-insurance reserves	137,627	116,628	128,794
Accrued payroll	93,623	131,927	107,588
Accrued benefits and withholdings	139,392	195,563	234,872
Income taxes payable	128,302	155,491	—
Current portion of operating lease liabilities	334,884	329,334	337,832
Other current liabilities	393,762	355,793	370,217
Current portion of long-term debt	—	299,880	—
Total current liabilities	6,170,873	5,903,078	5,874,615

Long-term debt	3,827,891	3,824,288	3,826,978
Operating lease liabilities, less current portion	1,698,787	1,761,732	1,701,757
Deferred income taxes	180,612	165,396	175,212
Other liabilities	210,499	203,370	206,568

Shareholders’ deficit:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
65,919,929 as of March 31, 2022,
69,734,990 as of March 31, 2021, and
67,029,042 as of December 31, 2021	659	697	670
Additional paid-in capital	1,309,071	1,274,033	1,305,508
Retained deficit	(1,636,267)	(1,275,409)	(1,365,802)
Accumulated other comprehensive loss	(1,736)	(6,298)	(6,799)
Total shareholders’ deficit	(328,273)	(6,977)	(66,423)

Total liabilities and shareholders’ deficit	$11,760,389	$11,850,887	$11,718,707

Note:  The balance sheet at December 31, 2021, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2022	2021
Sales	$3,296,011	$3,090,899
Cost of goods sold, including warehouse and distribution expenses	1,587,939	1,450,104
Gross profit	1,708,072	1,640,795

Selling, general and administrative expenses	1,038,542	949,690
Operating income	669,530	691,105

Other income (expense):
Interest expense	(34,841)	(37,506)
Interest income	510	537
Other, net	(1,938)	1,691
Total other expense	(36,269)	(35,278)

Income before income taxes	633,261	655,827
Provision for income taxes	151,381	154,218
Net income	$481,880	$501,609

Earnings per share-basic:
Earnings per share	$7.24	$7.13
Weighted-average common shares outstanding – basic	66,572	70,383

Earnings per share-assuming dilution:
Earnings per share	$7.17	$7.06
Weighted-average common shares outstanding – assuming dilution	67,190	71,015

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2022	2021
Operating activities:
Net income	$481,880	$501,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	82,923	79,757
Amortization of debt discount and issuance costs	1,102	1,070
Deferred income taxes	5,031	10,551
Share-based compensation programs	6,533	6,292
Other	1,007	920
Changes in operating assets and liabilities:
Accounts receivable	(33,678)	(37,917)
Inventory	(158,387)	30,915
Accounts payable	247,280	134,091
Income taxes payable	138,228	138,196
Other	(82,033)	25,188
Net cash provided by operating activities	689,886	890,672

Investing activities:
Purchases of property and equipment	(103,990)	(94,879)
Proceeds from sale of property and equipment	3,157	2,097
Investment in tax credit equity investments	(4,080)	(6)
Other	(68)	(969)
Net cash used in investing activities	(104,981)	(93,757)

Financing activities:
Repurchases of common stock	(775,208)	(664,548)
Net proceeds from issuance of common stock	19,939	13,557
Other	(350)	(313)
Net cash used in financing activities	(755,619)	(651,304)

Effect of exchange rate changes on cash	147	(371)
Net (decrease) increase in cash and cash equivalents	(170,567)	145,240
Cash and cash equivalents at beginning of the period	362,113	465,640
Cash and cash equivalents at end of the period	$191,546	$610,880

Supplemental disclosures of cash flow information:
Income taxes paid	$8,584	$5,567
Interest paid, net of capitalized interest	31,514	37,485

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2022	2021
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$3,827,891	$4,124,168
Add:	Letters of credit	139,569	84,045
	Discount on senior notes	4,188	4,892
	Debt issuance costs	17,921	20,940
	Six-times rent expense	2,255,652	2,151,918
Adjusted debt		$6,245,221	$6,385,963

GAAP net income		$2,144,956	$1,953,473
Add:	Interest expense	142,103	159,246
	Provision for income taxes	614,392	589,099
	Depreciation and amortization	331,383	320,429
	Share-based compensation expense	24,897	23,164
	Rent expense (i)	375,942	358,653
EBITDAR		$3,633,673	$3,404,064

Adjusted debt to EBITDAR		1.72	1.88

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2022 and 2021 (in thousands):

Total lease cost, per ASC 842, for the twelve months ended March 31, 2022		$448,384
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended March 31, 2022	72,442
Rent expense for the twelve months ended March 31, 2022		$375,942

Total lease cost, per ASC 842, for the twelve months ended March 31, 2021		$426,126
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended March 31, 2021	67,473
Rent expense for the twelve months ended March 31, 2021		$358,653

	March 31,
	2022	2021
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.6
Average inventory per store (in thousands) (2)	$659	$637
Accounts payable to inventory (3)	128.5%	119.2%

		For the Three Months Ended
		March 31,
		2022	2021
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$689,886	$890,672
Less:	Capital expenditures	103,990	94,879
	Excess tax benefit from share-based compensation payments	2,466	6,007
	Investment in tax credit equity investments	4,080	6
Free cash flow		$579,350	$789,780

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Store Count:
Beginning domestic store count	5,759	5,594	5,660	5,512
New stores opened	53	68	152	159
Stores closed	(1)	(2)	(1)	(11)
Ending domestic store count	5,811	5,660	5,811	5,660

Beginning Mexico store count	25	22	22	21
New stores opened	2	—	5	1
Ending Mexico store count	27	22	27	22

Total ending store count	5,838	5,682	5,838	5,682

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Store and Team Member Information: (4)
Total employment	82,516	77,383
Square footage (in thousands)	43,603	42,191
Sales per weighted-average square foot (5)	$74.43	$72.30	$309.40	$289.29
Sales per weighted-average store (in thousands) (6)	$558	$539	$2,317	$2,152

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions or closures.